SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 19, 1997




                          FRONTIERVISION HOLDINGS, L.P.
                   FRONTIERVISION HOLDINGS CAPITAL CORPORATION
           (Exact names of Registrants as Specified in Their Charters)



     Delaware                          333-36519                   84-1432334
     Delaware                         333-36519-01                 84-1432976
(States or Other Jurisdiction    (Commission File Nos.)           (IRS Employer
of Incorporation or Organization)                        Identification Numbers)





      1777 South Harrison Street,
     Suite P-200, Denver, Colorado                            80210
(Address of Principal Executive Offices)                   (Zip Code)



                                 (303) 757-1588
              (Registrants' Telephone Number, Including Area Code)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

In a press release dated December 23, 1997 and in a report on Form 8-K filed the same date (the "8-K"), FrontierVision Operating Partners, L.P., a Delaware limited partnership ("FVOP" or the "Company"), a wholly-owned subsidiary of FrontierVision Holdings, L.P., a Delaware limited partnership ("Holdings"), announced the purchase of cable television systems from an affiliate of Cox Communications, Inc. ("Cox Central Ohio Systems"). The Company completed the purchase of the Cox Central Ohio Systems on December 19, 1997.

This 8-K/A is filed by the Registrants to amend the 8-K, to include the required financial statements and pro forma financial information for the Cox Central Ohio Systems.

FINANCIAL STATEMENTS.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Cox Communications, Inc.

We have audited the accompanying combined statement of net assets of Cox Communications, Inc.'s ("CCI") Central Ohio Cluster as of December 31, 1996, and the related combined statements of income, changes in net assets, and cash flows for the year then ended. These financial statements are the responsibility of CCI's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Cox Communications, Inc.'s Central Ohio Cluster at December 31, 1996, and the combined results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 1, CCI sold the assets and certain liabilities of the Central Ohio Cluster.



DELOITTE & TOUCHE LLP

August 29, 1997
(December 19, 1997 as to the second paragraph in Note 1)
Atlanta, Georgia

                              CENTRAL OHIO CLUSTER
                        COMBINED STATEMENTS OF NET ASSETS

                                                                          -----------------------------------
                                                                           September 30,       December 31,
                                                                               1997                1996
                                                                          ---------------    ----------------
                                                                            (Unaudited)
                                                                                  (Thousands of Dollars)


                                 ASSETS
Cash                                                                        $          28     $         239
Accounts receivable, less allowance for doubtful
     accounts of  $87 and $66                                                       2,511             2,310
Net plant and equipment                                                            24,278            24,512
Intangible assets                                                                 148,284           151,263
Other assets                                                                          853             1,448
                                                                           --------------     -------------
     Total assets                                                          $      175,954     $     179,772
                                                                           ==============     =============

                       LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses                                      $          667     $       1,245
Deferred income                                                                     1,416             1,430
Deferred income taxes                                                              62,294            63,442
Other liabilities                                                                     399               191
Amounts due to Affiliates                                                          29,571            35,107
                                                                           --------------     -------------
     Total liabilities                                                             94,347           101,415

Net assets                                                                         81,607            78,357
                                                                           --------------     -------------

     Total liabilities and net assets                                      $      175,954     $     179,772
                                                                           ==============     =============


















                   See notes to combined financial statements.

                              CENTRAL OHIO CLUSTER
                          COMBINED STATEMENTS OF INCOME


                                       --------------------------------------------------------
                                       Nine Months Ended     Nine Months Ended       Year Ended
                                          September 30,         September 30,        December 31,
                                              1997                 1996                 1996
                                            --------             --------             --------
                                          (Unaudited)           (Unaudited)
                                                          (Thousands of Dollars)

Revenues                                    $ 25,486             $ 23,389             $ 31,749
Costs and expenses:
   Operating                                   8,387                7,371               10,132
   Selling, general and administrative         3,408                3,772                5,143
   Depreciation                                3,735                3,579                4,846
   Amortization                                2,979                2,979                3,972
                                            --------             --------             --------
Operating income                               6,977                5,688                7,656
Interest expense with affiliates              (1,443)              (1,851)              (2,346)
Other, net                                       (25)                   6                    5
                                            --------             --------             --------
Income before income taxes                     5,509                3,843                5,315
Income taxes                                  (2,259)              (1,576)              (2,176)
                                            --------             --------             --------
Net income                                  $  3,250             $  2,267             $  3,139
                                            ========             ========             ========




























                   See notes to combined financial statements.

                              CENTRAL OHIO CLUSTER
                  COMBINED STATEMENTS OF CHANGES IN NET ASSETS



                                             --------------------
                                            (Thousands of Dollars)
                                             --------------------
Balance at December 31, 1995                        $75,218
  Net income                                          3,139
                                                    -------
Balance at December 31, 1996                         78,357
  Net income (Unaudited)                              3,250
                                                    -------
Balance at September 30, 1997 (Unaudited)           $81,607
                                                    =======








































                   See notes to combined financial statements.

                              CENTRAL OHIO CLUSTER
                        COMBINED STATEMENTS OF CASH FLOWS


                                                                 ---------------------------------------------------------
                                                                 Nine Months            Nine Months
                                                                    Ended                  Ended                 Year Ended
                                                                 September 30,          September 30,            December 31,
                                                                    1997                    1996                    1996
                                                                  --------                --------                --------
                                                                 (Unaudited)           (Unaudited)
                                                                                   (Thousands of Dollars)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                        $  3,250                $  2,267                $  3,139
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                                     3,735                   3,579                   4,846
    Amortization                                                     2,979                   2,979                   3,972
    Deferred income taxes                                           (1,148)                 (1,245)                 (1,849)
(Increase) decrease in accounts receivable                            (201)                    155                    (120)
Decrease in other assets                                               595                     348                     206
Increase (decrease) in accounts payable and accrued expenses          (592)                    289                     803
Other, net                                                             208                     (20)                    (42)
                                                                  --------                --------                --------
       Net cash provided by operating activities                     8,826                   8,352                  10,955
                                                                  --------                --------                --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                                (3,501)                 (2,549)                 (2,939)
                                                                  --------                --------                --------
       Net cash used in investing activities                        (3,501)                 (2,549)                 (2,939)
                                                                  --------                --------                --------
CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in amounts due to Affiliates                               (5,536)                 (4,933)                 (7,777)
                                                                  --------                --------                --------
       Net cash provided by financing activities                    (5,536)                 (4,933)                 (7,777)
                                                                  --------                --------                --------
Net increase (decrease) in cash                                       (211)                    870                     239
Cash at beginning of period                                            239                    --                      --
                                                                  --------                --------                --------
Cash at end of period                                             $     28                $    870                $    239
                                                                  ========                ========                ========

Cash paid during the period for:
     Interest                                                     $     17                $     11                $     14
     Income taxes                                                      788                     852                     905












                   See notes to combined financial statements.

                              CENTRAL OHIO CLUSTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (Information as of and for the Nine Months Ended
                        September 30, 1997 is unaudited)


(1)      ORGANIZATION AND BASIS OF PRESENTATION

The combined financial statements represent the combined operations of Cox Communications, Inc.'s ("CCI") cable television systems serving eight communities in Central Ohio (collectively referred to as the "Central Ohio
Cluster"). These cable television systems were acquired by CCI, an indirect 75.3% owned subsidiary of Cox Enterprises, Inc. ("CEI"), from the Times Mirror Company ("Times Mirror") in connection with CCI's acquisition of Times Mirror Cable Television, Inc. ("TMCT") on February 1, 1995. The historical combined financial statements do not necessarily reflect the results of operations or financial position that would have existed had the Central Ohio Cluster been an independent company. All significant intercompany accounts and transactions have been eliminated in the combined financial statements of the Central Ohio Cluster.

On December 19, 1997, CCI sold the assets and certain liabilities of the Central Ohio Cluster to FrontierVision Operating Partners, L.P. for approximately $204.0 million.


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Central Ohio Cluster bills its customers in advance; however, revenue is recognized as cable television services are provided. Receivables are generally collected within 30 days. Credit risk is managed by disconnecting services to customers who are delinquent generally greater than 75 days. Other revenues are recognized as services are provided. Revenues obtained from the connection of customers to the cable television systems are less than related direct selling costs; therefore, such revenues are recognized as services are provided.

Plant and Equipment

Depreciation is computed using principally the straight-line method at rates based upon estimated useful lives of five to 20 years for building and building improvements, five to 12 years for cable television systems and three to 10 years for other plant and equipment.

The costs of initial cable television connections are capitalized as cable plant at standard rates for the Central Ohio Cluster's labor and at actual cost for materials and outside labor. Expenditures for maintenance and repairs are charged to operating expense as incurred. At the time of retirement, sale or other disposition of property, the original cost and related accumulated depreciation are written off.

Intangible Assets

Intangible assets consist of goodwill and cable television franchise rights recorded in connection with the acquisition of the Central Ohio Cluster from TMCT and are amortized on a straight-line basis over 40 years. The Central Ohio Cluster assesses on an on-going basis the recoverability of intangible assets based on estimates of future undiscounted cash flows for the applicable business acquired compared to net book value. The Central Ohio Cluster also evaluates the amortization period of intangible assets to determine whether events or circumstances warrant revised estimated of useful lives.

                              CENTRAL OHIO CLUSTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (Information as of and for the Nine Months Ended
                        September 30, 1997 is unaudited)


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets

Effective January 1, 1996, the Central Ohio Cluster adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain intangibles be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, with any impairment losses being reported in the period in which the recognition criteria are first applied based on the fair value of the asset. Long-lived assets and certain intangibles to be disposed of are required to be reported at the lower of carrying amounts or fair value less cost to sell.

Income Taxes

The accounts of the Central Ohio Cluster are included in the consolidated federal income tax return and certain state income tax returns of CEI. Current federal and state income tax expenses and benefits have been allocated on a separate return basis to the Central Ohio Cluster based on the current year tax effects of the inclusion of its income, expenses and credits in the consolidated income tax returns of CEI or based on separate state income tax returns.

Deferred income tax assets and liabilities arise from temporary differences in the financial reporting and income tax basis of assets and liabilities. These differences primarily result from property and intangible assets.

Fees and Taxes

The Central Ohio Cluster incurs various fees and taxes in connection with the operations of its cable television systems, including franchise fees paid to various franchise authorities, copyright fees paid to the U.S. Copyright Tribunal and business and franchise taxes paid to the State of Ohio. A portion of these fees and taxes are passed through to the Central Ohio Cluster's subscribers. Amounts collected from subscribers are recorded as a reduction of operating expenses.

Pension, Postretirement and Postemployment Benefits

CCI generally provides defined pension benefits to substantially all employees based on years of service and compensation during those years. CCI also provides certain health care and life insurance benefits to substantially all retirees and employees through certain CEI plans. Expense related to the CCI and CEI plans is allocated to the Central Ohio Cluster through the intercompany account. The amount of the allocations is generally based on actuarial determinations of the effects of the Central Ohio Cluster employees' participation in the plans.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              CENTRAL OHIO CLUSTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (Information as of and for the Nine Months Ended
                        September 30, 1997 is unaudited)


(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The unaudited combined financial statements as of and for the nine months ended September 30, 1997 and 1996, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for this period. Operating results for nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year.


(3)      CASH MANAGEMENT SYSTEM

The Central Ohio Cluster participates in CEI's cash management system, whereby the bank sends daily notification of checks presented for payment. CEI transfers funds from other sources to cover the checks presented for payment.


(4)      PLANT AND EQUIPMENT

                                                ------------------------------
                                              September 30,         December 31,
                                                  1997                  1996
                                                --------              --------
                                                         (In Thousands)
Land                                            $    313              $    311
Buildings and building improvements                  990                 1,033
Transmission and distribution plant               43,531                41,329
Miscellaneous equipment                            2,343                 1,478
Construction in progress                             531                   825
                                                --------              --------
     Plant and equipment, at cost                 47,708                44,976
Less accumulated depreciation                    (23,430)              (20,464)
                                                --------              --------
     Net plant and equipment                    $ 24,278              $ 24,512
                                                ========              ========


(5)      INTANGIBLE ASSETS

                                          --------------------------------
                                        September 30,           December 31,
                                             1997                   1996
                                          ---------              ---------
                                                    (In Thousands)
Goodwill                                  $ 158,876              $ 158,876
Less accumulated amortization               (10,592)                (7,613)
                                          ---------              ---------
  Net intangible assets                   $ 148,284              $ 151,263
                                          =========              =========

                              CENTRAL OHIO CLUSTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (Information as of and for the Nine Months Ended
                        September 30, 1997 is unaudited)


(6)      INCOME TAXES

Current and deferred income tax expenses (benefits) are as follows:

                                        ----------------------------
                                  Nine months ended         Year ended
                                  September 30, 1997     December 31, 1996
                                        -------              -------
                                             (In Thousands)
Current:
  Federal                               $ 2,906              $ 3,289
  State                                     520                  736
                                        -------              -------
     Total current                        3,426                4,025
                                        -------              -------
Deferred:
  Federal                                (1,119)              (1,385)
  State                                     (48)                (464)
                                        -------              -------
     Total deferred                      (1,167)              (1,849)
                                        -------              -------
     Net income tax expense             $ 2,259              $ 2,176
                                        =======              =======


Income tax expense differs from the amount computed by applying the U.S. statutory federal income tax rate (35%) to income (loss) before income taxes as a result of the following items:

                                                           -------------------------
                                                    Nine months ended      Year ended
                                                  September 30, 1997    December 31, 1996
                                                           ------             ------
                                                                (In Thousands)

Computed tax expense at federal statutory
       rates on income before income taxes                 $1,928             $1,860
State income taxes, net of federal tax benefit                307                177
Other, net                                                     24                139
                                                           ------             ------
       Net income tax expense                              $2,259             $2,176
                                                           ======             ======

Significant components of the net deferred tax liability consist of the following:

                                            -------------------------------
                                      Nine months ended            Year ended
                                      September 30, 1997       December 31, 1996
                                            --------              --------
                                                (Thousands of Dollars)

Plant and equipment                         $ (5,618)             $ (5,787)
Franchise rights                             (57,569)              (58,638)
Other                                            893                   983
                                            --------              --------
     Net deferred tax liability             $(62,294)             $(63,442)
                                            ========              ========


(7)      RETIREMENT PLANS

Qualified Pension Plan

Effective January 1, 1996, CCI established the Cox Communications, Inc. Pension Plan (the "CCI Plan"), a qualified noncontributory defined benefit pension plan for substantially all of CCI's employees including the Central Ohio Cluster's employees. Plan assets consist primarily of common stock, investment-

                              CENTRAL OHIO CLUSTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (Information as of and for the Nine Months Ended
                        September 30, 1997 is unaudited)


(7)      RETIREMENT PLANS (CONTINUED)

grade corporate bonds, cash and cash equivalents and U.S. government obligations. The CCI Plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service with CCI and compensation rates near retirement. The funded status of the portion of the CCI Plan covering the employees of the Central Ohio Cluster is not determinable. The fair value of the CCI Plan assets was greater than the projected benefit obligation as of December 31, 1996.

Total pension expense attributable to the Central Ohio Cluster employees' participation in the CCI Plan was $33,000 for the nine month period ended September 30, 1997 and $158,000 for the year ended December 31, 1996.

The assumptions used in the actuarial computations at December 31, 1996 were:

           Discount rate                                              7.75%
           Rate of increase in compensation levels                    5.50%
           Expected long-term rate of return on plan assets           9.00%

Other Retirement Plans

CEI provides certain health care and life insurance benefits to substantially all retirees of CEI and its subsidiaries. Postretirement expense allocated to the Central Ohio Cluster by CEI was $13,000 for the nine month period ended September 30, 1997 and $15,000 for the year ended December 31, 1996. CEI has been contributing additional amounts to the Cox Pension Plan Trust to fund health care benefits pursuant to Section 401(h) of the Internal Revenue Code. CEI is funding benefits to the extent contributions are tax deductible. In general, retiree health benefits are paid as covered expenses are incurred. The funded status of the postretirement plan covering the employees of the Central Ohio Cluster is not determinable. The accumulated postretirement benefit obligation for the postretirement plan of CEI substantially exceeded the fair value of assets held in the Cox Pension Plan Trust at December 31, 1996.

In addition, substantially all of Central Ohio Cluster's employees are eligible to participate in the savings and investment plan of CEI. Under the terms of the plan, the Central Ohio Cluster matches 50% of employee contributions up to a maximum of 6% of the employee's base salary. The Central Ohio Cluster's expense under the plan was $57,000 for the nine-month period ended September 30, 1997 and $83,000 for the year ended December 31, 1996.


(8)      TRANSACTIONS WITH AFFILIATED COMPANIES

The Central Ohio Cluster borrows funds for working capital and other needs from CCI. Certain management services are provided to the Central Ohio Cluster by CCI and CEI. Such services include legal, corporate secretarial, tax, treasury, internal audit, risk management, benefits administration and other support services. The Central Ohio Cluster was allocated expenses for the nine months ended September 30, 1997 and for the year ended December 31, 1996 of approximately of $604,000 and $1,320,000, respectively, related to these services. Allocated expenses are based on management's estimate of expenses related to the services provided to the Central Ohio Cluster in relation to those provided to other divisions of CCI and CEI. Management believes that these allocations were made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had the Central Ohio Cluster contracted directly with third parties. Management has not made a

                              CENTRAL OHIO CLUSTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (Information as of and for the Nine Months Ended
                        September 30, 1997 is unaudited)


(8)      TRANSACTIONS WITH AFFILIATED COMPANIES (CONTINUED)

study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been. The fees and expenses to be paid by the Central Ohio Cluster various transactions, including those described above. At December 31, 1996 and September 30, 1997, outstanding amounts due to affiliates bear interest at fifty basis points above CCI's commercial paper borrowings. This rate as of September 30, 1997 and December 31, 1996 was 6.32% and 6.6%, respectively.

In accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Central Ohio Cluster has estimated the fair value of its intercompany advances and notes payable. Given the short-term nature of these advances, the carrying amounts reported in the statements of net assets approximate fair value.


(9)      COMMITMENTS AND CONTINGENCIES

The Central Ohio Cluster leases office facilities and various items of equipment under noncancelable operating leases. Rental expense under operating leases amounted to $259,000 for the nine month period ended September 30, 1997 and $331,000 for the year ended December 31, 1996. Future minimum lease payments as of September 30, 1997 for all noncancelable operating leases are as follows:

                 1997                       $   18
                 1998                           40
                 1999                           31
                 2000                           31
                 2001                           31
                 2002                            7
                                            ------
                 Total                      $  158
                                            ======

The FCC has adopted rate regulations required by the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). Beginning in September 1995, the FCC authorized a method of implementing rate adjustments which allows cable operators to increase rates for programming annually on the basis of proposed increases in external costs rather than on the basis of cost increases incurred in the preceding quarter. Local franchising authorities have the ability to obtain certification from the FCC to regulate rates charged by the Central Ohio Cluster for basic cable services and associated basic cable services equipment. In addition, the rates charged by the Central Ohio Cluster for cable programming services ("CPS") can be regulated by the FCC should any franchising authority of the Central Ohio Cluster file rate complaints with the FCC. To date, the local franchising authorities for the Central Ohio Cluster have not become certified by the FCC to regulate rates for basic cable service and associated basic cable services equipment and no complaints have been filed by customers with the FCC regarding rates charged for CPS. Though rates for basic and CPS are presently not regulated, management of the Central Ohio
Cluster believes the rates charged for basic and CPS comply in all material respects with the 1992 Cable Act and that should such rates become regulated in the future the impact on the financial position and results of operation of the Central Ohio Cluster would not be material.

                              CENTRAL OHIO CLUSTER
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                (Information as of and for the Nine Months Ended
                        September 30, 1997 is unaudited)


(9)      COMMITMENTS AND CONTINGENCIES (CONTINUED)

On February 1, 1996, Congress passed the Telecommunications Act of 1996 (the "1996 Act"), which was signed into law by the President on February 8, 1996. Among other provisions, the 1996 Act deregulates the CPS tier of large cable television operators on March 31, 1999 and upon enactment, the CPS rates of small cable television operators, where a small cable operator serves 50,000 or fewer subscribers, revises the procedures for filing a CPS complaint and adds a new effective competition test.

PRO FORMA FINANCIAL INFORMATION.

                            PRO FORMA FINANCIAL DATA

The unaudited pro forma financial data presented below are derived from the historical financial statements of FrontierVision Holdings, L.P. ("Holdings" or the "Company") and certain cable television systems assets purchased from Cox Communications, Inc. in central Ohio (the "Acquisition System") on December 19, 1997. The unaudited pro forma balance sheet data as of September 30, 1997 give pro forma effect to the Acquisition System as if such transaction had been consummated on September 30, 1997. The unaudited pro forma consolidated statement of operations data for the nine months ended September 30, 1997 and for the year ended December 31, 1996 give pro forma effect to the Acquisition System as if such transaction had been consummated on January 1, 1996.

The unaudited pro forma financial data give effect to the Acquisition described above under the purchase method of accounting and are based upon the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements presented on the following pages. The allocation of the total purchase price for the Acquisition System presented is based on a preliminary estimate and is subject to a final allocation adjustment.

The unaudited pro forma financial data presented do not consider any future events which may have occurred after the Acquisition was consummated. The Company believes revenue and operating expense synergies and purchasing and other cost reductions of the combined operations of the existing systems and the Acquisition System will be realized after the Company has installed its management controls, systems and marketing programs. However, for purposes of the unaudited pro forma financial data presented herein, these synergies have not been reflected because their realization cannot be assured.

The unaudited pro forma financial data do not purport to represent what the Company's results of operations or financial condition would have actually been or what operations would be if the transaction that gives rise to the pro forma adjustments had occurred on the date assumed. The unaudited pro forma financial data presented below should be read in conjunction with the audited and unaudited historical financial statements and related notes thereto of Holdings and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as included in Holdings' Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 (File No. 333-36519)) as well as in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Acquisition System included elsewhere in this Form 8-K/A.

                 FrontierVision Holdings, L.P. and Subsidiaries

                        Unaudited Pro Forma Balance Sheet
                               September 30, 1997
                                 (In Thousands)

                                            -------------------------------------------------------------------
                                                                                Pro Forma
                                                Holdings               Cox    Adjustments
                                                     and      Central Ohio        for the
                                            Subsidiaries           Systems    Acquisition            Pro Forma
                                                  Actual       Acquisition         System         Consolidated
                                            ------------      ------------   ------------        -------------

Cash and cash equivalents...................  $   84,001      $        28     $     (28)   (a)    $     84,001
Accounts receivable, net....................       4,312            2,511                                6,823
Prepaid expenses............................       2,734                                                 2,734
Property and equipment, net.................     220,607           24,278         5,692    (a)         250,577
Franchise costs and intangible assets, net.      352,171          148,284        26,346    (a)         526,801
Deferred financing costs and other, net.....      17,308              853          (853)   (b)          17,308
Deposits....................................       7,959                                                 7,959
                                              ----------      -----------     ---------           ------------
  Total assets..............................  $  689,092      $   175,954     $   31,157          $    896,203
                                              ==========      ===========     ==========          ============

Accounts payable and accrued liabilities....  $   11,015      $     1,066     $     300    (a)    $     12,381
Subscriber prepayments and deposits.........       1,544            1,416                                2,960
Accrued interest payable....................      11,004                                                11,004
Deferred income taxes.......................                       62,294       (62,294)   (b)
Debt........................................     529,390           29,571       204,329    (a)         733,719
                                                                                (29,571)   (b)
Partners' capital...........................     136,139           81,607       (81,607)   (b)         136,139
                                              ----------      -----------     ---------           ------------
  Total liabilities and partners' capital...  $  689,092      $   175,954     $  31,157           $    896,203
                                              ==========      ===========     =========           ============


               Footnotes to the Unaudited Pro Forma Balance Sheet
                               September 30, 1997
                                 (In Thousands)

(a) Represents adjustments to the historical balance sheet of the Acquisition System to reflect the purchase of the Acquisition System, including (i) fair value adjustments recorded in connection with purchase accounting, including estimated transaction costs, and (ii) incremental indebtedness incurred to acquire the Acquisition System.

The combined purchase price allocation for the Acquisition System, based on an estimate, is as follows:


                                                                 -----------------------------------------
                                                                                    Purchase
                                                                   Historical          Price   Preliminary
   Acquisition System                                                 Balance   Adjustments     Allocation
                                                                 ------------- -------------    ----------
   Property and equipment........................................ $  24,278      $     5,692    $  29,970
   Franchise costs and other intangible assets:..................   148,284           26,346      174,630
                                                                  ---------      -----------    ---------
   Aggregate purchase price, including transaction costs.........                               $ 204,600
                                                                                                =========

(b) Represents the reversal of the historical equity accounts of the Acquisition System, and the elimination of the debt balance, certain deferred financing costs and deferred income taxes, which items were not assumed under the acquisition agreement.

                 FrontierVision Holdings, L.P. and Subsidiaries

                   Unaudited Pro Forma Statement of Operations
                 (For the Nine Months Ended September 30, 1997)
                                 (In Thousands)

                                        -------------------------------------------------------------------
                                                                             Pro Forma
                                                                    Cox    Adjustments
                                           Holdings and    Central Ohio        for the
                                           Subsidiaries         Systems    Acquisition            Pro Forma
                                                Actual      Acquisition         System         Consolidated
                                        ---------------- --------------    -----------      ---------------
Statement of Operations
Revenue.................................  $    102,386     $    25,486      $                  $    127,872
Expenses
  System operations.....................        52,794          11,191             470    (a)        64,455
  Corporate administrative expense......         3,120             604            (285)   (b)         3,439
  Depreciation and amortization.........        45,090           6,714           4,801    (c)        56,605
                                          ------------     -----------     -----------         ------------
Operating income (loss).................         1,382           6,977          (4,986)               3,373
Interest expense, net...................       (32,846)         (1,443)        (22,083)   (d)       (56,372)
Other expense...........................           (54)            (25)                                 (79)
                                          -------------    -----------     -----------          -----------
Net income (loss) before income taxes.         (31,518)          5,509         (27,069)             (53,078)
Provision for income taxes..............                        (2,259)          2,259    (e)
                                          -------------    -----------     -----------          -----------
Net income (loss).......................  $    (31,518)    $     3,250     $   (24,810)         $   (53,078)
                                          ============     ===========     ===========          ===========


                 FrontierVision Holdings, L.P. and Subsidiaries

                   Unaudited Pro Forma Statement of Operations
                     (For the Year Ended December 31, 1996)
                                 (In Thousands)

                                      --------------------------------------------------------------------
                                                                               Pro Forma
                                                                    Cox      Adjustments
                                         Holdings and      Central Ohio          for the
                                         Subsidiaries           Systems      Acquisition          Pro Forma
                                               Actual       Acquisition           System       Consolidated
                                      ---------------    --------------    -------------       ------------
Statement of Operations
Revenues..............................  $     76,464      $     31,749      $                  $    108,213
Expenses
  System operations...................        39,181            13,955            915   (a)          54,051
  Corporate administrative expense....         2,930             1,320           (923)  (b)           3,327
  Depreciation and amortization.......        35,336             8,818          6,570   (c)          50,724
                                        ------------      ------------     ----------          ------------
Operating income (loss)...............          (983)            7,656         (6,562)                  111
Interest expense, net.................       (22,422)           (2,346)       (33,346)  (d)         (58,114)
Other income (expense)................          (396)                5                                 (391)
                                        ------------     -------------     ----------          ------------
Net income (loss) before income taxes        (23,801)            5,315        (39,908)              (58,394)
Provision for income taxes............                          (2,176)         2,176   (e)
                                        ------------     -------------     ----------          ------------
Net income (loss).....................  $    (23,801)    $       3,139    $   (37,732)         $    (58,394)
                                        ============     =============    ===========          ============

          Footnotes to the Unaudited Pro Forma Statement of Operations
                  For the Nine Months Ended September 30, 1997
                      and the Year Ended December 31, 1996
                                 (In Thousands)

(a) Represents the anticipated increase in programming costs for the Acquisition System of $515 and $915 for September 30, 1997 and December 31, 1996, respectively, based on the Company's current negotiated programming contracts, offset partially by the estimated cost savings of $45 for September 30, 1997, resulting from the elimination of duplicative functions attributable to the Acquisition System.

(b) Represents the elimination of management fees and allocated overhead costs of $604 and $1,320 for Septemer 30, 1997 and December 31, 1996, respectively, and the inclusion of the Company's estimated incremental overhead cost of $319 and $397 for September 30, 1997 and December 31, 1996, attributable to the Acquisition Systems.

(c) Represents the additional depreciation and amortization expense arising from the purchase of the Acquisition System as if such acquisition had occurred on January 1, 1996. Pro forma depreciation and amortization is calculated on a straight-line basis over periods that are consistent with the Company's stated accounting policy. The cost basis of the purchased assets utilized in these calculations is based on a preliminary asset allocation between property and equipment and intangible assets and is subject to a final allocation adjustment.

(d) Represents the net adjustment to (i) record interest expense on the incremental indebtedness needed to purchase the Acquisition System and (ii) reverse the historical interest expense of the Acquisition System. Adjustments to interest expense are calculated as if all indebtedness had been outstanding since January 1, 1996 with interest accruing at rates as follows: 8.48% and 8.47% weighted average interest rate on borrowings under the Company's Senior Credit Facility at September 30, 1997 and December 31, 1996, respectively, 11.0% for $200,000 of FVOP Notes, 11.875% for $150,545 of Discount Notes, and 11.5% for the UVC Note of $8,845 and $8,124 at September 30, 1997 and December 31, 1996, respectively. A 1/8% change in the assumed interest rate would result in a $688 and $752 change to the Company's pro forma net loss for the nine months ended September 30, 1997 and for the year ended December 31, 1996, respectively.

(e) Represents adjustments to reverse the provision of income taxes. Holdings is structured as a partnership, and accordingly, is not subject to income taxes.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                    FRONTIERVISION HOLDINGS, L.P.

                    By:      FrontierVision Partners, L.P., its general partner,
                             By:      FVP GP, L.P., its general partner
                             By:      FrontierVision Inc., its general partner
                             By:      /s/  JAMES W. McHose
                                      --------------------
                                      James W. McHose
                                      Vice President and Treasurer



Date: January 28, 1998      By:      /s/ JAMES W. MCHOSE
                                      -------------------
                                      James W. McHose
                                      Vice President and Treasurer




                      FRONTIERVISION HOLDINGS CAPITAL CORP.


Date: January 28, 1998       By:      /s/ JAMES W. MCHOSE
                                       -------------------
                                       James W. McHose
                                       Vice President and Treasurer